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                                                                 Exhibit 10.1(B)

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                                                                  EXECUTION COPY
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                                                               December 14, 2006


     ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT (this "AAR"), dated December 14, 2006, is among Bank of America, National Association, a national banking association having an office at 100 North Tryon Street, Charlotte, North Carolina 28255 (the "Assignor"), Asset Backed Funding Corporation, a Delaware corporation having an office at 214 North Tryon Street, Charlotte, North Carolina 28255 (the "Assignee"), and Accredited Home Lenders, Inc., a California corporation having an office at 15253 Avenue of Science, San Diego, California 92128 (the "Company").

     For and in consideration of the sum of one dollar ($1.00) and other valuable consideration the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1. The Assignor hereby grants, transfers and assigns to the Assignee all of the right, title and interest of the Assignor, as Purchaser, under (i) that certain Flow Sale and Interim Servicing Agreement (the "Flow Sale Agreement"), dated as of September 1, 2006, by and between the Assignor and the Company, (ii) the Memorandum of Sale, dated September 28, 2006 (the "Original Closing Date") (the "Memorandum of Sale," and together with the Flow Sale Agreement, the "Transfer Agreement"), each by and between the Assignor and the Company, including but not limited to the representations and warranties made by the Company in Sections 3.01 and 3.02 and the remedy provisions set forth in Section
3.03 of the Flow Sale Agreement (other than the Assignor's rights to indenmnification thereunder), but excluding the Assignor's rights under Section
3.05 of the Flow Sale Agreement, and (iii) each of the Mortgage Loans delivered under the Transfer Agreement by the Company to the Assignor. Notwithstanding the foregoing, the Company and the Assignee acknowledge that in the event the Assignor repurchases any Mortgage Loan or otherwise performs any other obligation under the Mortgage Loan Purchase Agreement (as defined below) that is also the obligation of the Company under the Transfer Agreement, the Assignor shall be deemed to have retained its right to enforce such obligation against the Company and the Assignee will be deemed to have waived such right. In addition, notwithstanding any provision in this AAR to the contrary, the Assignor specifically reserves and does not assign to the Assignee any right, title and interest in, to or under any Mortgage Loans subject to the Transfer Agreement other than the Mortgage Loans that are subject to the Mortgage Loan Purchase Agreement (the "Assigned Mortgage Loans").

     2. The Assignor has sold, assigned, set over, and otherwise conveyed its rights in, to and under the Assigned Mortgage Loans delivered under the Transfer Agreement to the Assignee pursuant to that certain Mortgage Loan Purchase Agreement (the "Mortgage Loan Purchase Agreement"), dated as of November 1, 2006, by and between the Assignee, as purchaser, and the Assignor, as seller.


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     3. The Assignee  has further  assigned its rights in, to and under (i) this
AAR and (ii) the Assigned Mortgage Loans delivered under the Transfer Agreement to U.S. Bank National Association, as trustee (the "Trustee"), pursuant to that certain Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of November 1, 2006, among the Depositor, Option One Mortgage Corporation, as a servicer, JPMorgan Chase Bank, National Association, as a servicer, Litton Loan Servicing LP, as a servicer, Wells Fargo Bank, N.A., as master servicer and as securities administrator, and U.S. Bank National Association, as trustee.

     4. The Assignor represents and warrants to, and covenants with, the Assignee that:

        a. The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Company with respect to the Transfer Agreement or the Mortgage Loans;

        b. The Assignor is the lawful owner of the Assigned Mortgage Loans with the full right to transfer the Assigned Mortgage Loans and all of its interests, rights and obligations under the Transfer Agreement free from any and all claims and encumbrances whatsoever. Except for the sale to the Assignee, the Assignor has not assigned or pledged any Mortgage Note related to any Assigned Mortgage Loan or the related Mortgage or any interest or participation therein;

        c. The Assignor has not satisfied, canceled, or subordinated in whole or in part, or rescinded the Mortgage related to any Assigned Mortgage Loan, and the Assignor has not released the Mortgaged Property from the lien of the Mortgage related to any Assigned Mortgage Loan, in whole or in part, nor has the Assignor executed an instrument that would effect any such release, cancellation, subordination, or rescission;

        d. Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933 (the "Securities Act") or which would render the disposition of the Mortgage
Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto;

        e. The Assignor has not taken any action that would serve to impair or encumber the Assignor's ownership interest in any Assigned Mortgage Loan since the Original Closing Date; and

        f. The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Transfer Agreement or the Mortgage Loans, including without limitation the transfer of the servicing obligations under the Transfer Agreement. The Assignor has no knowledge of,


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and  has  not  received  notice  of,  any  waivers  under or amendments or other modifications of, or assignments of rights or obligations under, the Transfer Agreement or the Mortgage Loans.

     5. The Assignee represents and warrants to, and covenants with, the Assignor and the Company pursuant to Section 11.07 of the Flow Sale Agreement that:

        a. The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of Article 3 of the Flow Sale Agreement with respect to the Assigned Mortgage Loans, and from and after the date hereof, the Assignee assumes for the benefit of each of the Company and the Assignor all of the Assignor's obligations as purchaser thereunder with respect to the Assigned Mortgage Loans;

        b. Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accepted a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner which would constitute a distribution of the Mortgage Loans under the Securities Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans;

        c. Either (1) the Assignee is not an employee benefit plan ("Plan") within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan ("Plan") within the meaning of section 4975(e)(1) of the Internal  Revenue  Code  of  1986  ("Code"),  and  the
Assignee is not directly or indirectly purchasing the Mortgage Loans on behalf of, investment manager of, as named fiduciary of, as trustee of, or with assets of, a Plan; or (2) the Assignee's purchase of the Mortgage Loans will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code; and

        d. The    Assignee's    address   for   purposes   of   all  notices and
correspondence related to the Mortgage Loans and the Flow Sale Agreement is:

                           Asset Backed Funding Corporation
                           214 North Tryon Street, 21st Floor
                           Charlotte, North Carolina  28255
                           Attention:  ABFC 2006-OHE1



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     6. The Company represents and warrants to the Assignor and the Assignee and covenants, acknowledges and agrees that, as of the date hereof:

        a. The Company serviced the Mortgage Loans in accordance with the provisions of the Flow Sale Agreement until the Servicing Transfer Date and has complied with all covenants and obligations thereunder;

        b. The representations and warranties set forth in Section 3.01 and 3.02 of the Flow Sale Agreement are made by the Company as of the date hereof with respect to the Assigned Mortgage Loans; provided, however, the representations and warranties related to the Assigned Mortgage Loans shall be modified to the extent necessary to accurately reflect the pool statistics of the Assigned Mortgage Loans as of the date hereof and subject to any events or circumstances occurring or existing subsequent to the Original Closing Date.

     7. It is the intention of the Assignor, the Company and the Assignee that, as to the Assigned Mortgage Loans, Sections 3.02 and 3.03 of the Flow Sale Agreement shall be binding upon and inure to the benefit of the Company and the Assignee and their respective successors and assigns.

     8. Capitalized terms used but not defined herein shall have the respective meaning ascribed thereto in the Mortgage Loan Purchase Agreement.

                               [Signatures Follow]





















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     IN WITNESS  WHEREOF,  the  parties  have  caused this AAR to be executed by their duly authorized officers as of the date first above written.

BANK OF AMERICA, NATIONAL                        ASSET BACKED FUNDING
ASSOCIATION                                      CORPORATION
Assignor                                         Assignee


By:  /s/ Bruce W. Good                           By: /s/ Juanita L. Deane-Warner
     -----------------------------------             ---------------------------

Name:  Bruce W. Good                             Name: Juanita L. Deane-Warner
       ---------------------------------               -------------------------

Its:   Principal                                 Its:  Vice President
       ---------------------------------               -------------------------



Acknowledged as of the date first above written


ACCREDITED HOME LENDERS, INC.
Company


By:  /s/ Melissa G. Dant
     ---------------------------------------

Name:  Melissa G. Dant
       -------------------------------------

Its:  Associate General Counsel-Finance AVP & Ass't Sec'y
      ---------------------------------------------------











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
                                    EXHIBIT A

            [See Exhibit 10.3(A) of this Current Report on Form 8-K]








































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